SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            February 3, 2004

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________      _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
       Incorporation)                    File Number)      Identification No.)


823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)


(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________


                               Not Applicable
______________________________________________________________________________
           (Former Name or Former Address if Changed Since Last Report




Item 12.  Results of Operations and Financial Condition.

     This Current Report on Form 8-K is for the purpose of furnishing to the commission, without filing, the press release dated February 3, 2004, that announced that the registrant would omit a quarterly dividend that would have been paid in mid-February, 2004 because it expects to report a net loss for the three months and year ended December 31, 2003. The text of that press release is set forth in Exhibit 99.34 hereto.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.



         Exhibit No.                     Description
         ___________                     ___________

         99.34                           Press Release dated February 3, 2004







                            CENTURY REALTY TRUST


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST




February 3, 2004                       By: /s/ John I. Bradshaw, Jr.
_______________                           ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer



PRESS RELEASE                                                  EXHIBIT 99.34
CENTURY REALTY TRUST
320 N. Meridian St., Suite 823, Indianapolis, IN 46204
Contact:	John I. Bradshaw, Jr.
Phone:		(317) 632-5467
FAX:		(317) 685-1588

FOR IMMEDIATE RELEASE

               CENTURY REALTY TRUST OMITS QUARTERLY DIVIDEND AND

               WILL REPORT LOSS FOR 2003 FOURTH QUARTER AND YEAR


     Century Realty Trust will not pay a quarterly distribution in February, 2004. The Trust previously omitted what would have been its fourth 2003 quarterly distribution in November, 2003. It has been the practice of the Trust to pay quarterly distributions in February, May, August and November. Three quarterly distributions that were paid in 2003 totaled $.38 per share, including $.14 per share paid February 17, and $.12 per share paid May 21 and August 18. The Trust has designated all of its distributions in 2003 as non-taxable return of capital.


     Management stated that the omission of a quarterly distribution in February reflects the Board's expectation that the Trust, in early March, 2004, will report a net loss for the quarter and year ended December 31, 2003. The net loss results primarily from the persistent softness in apartment occupancy rates, and to a lesser degree, from an increase in operating expenses.
Resident retention rates at several of the Trust's apartment communities have suffered from competition with an ample supply of affordable single-family homes and newly constructed multi-family units stimulated by relatively low mortgage interest rates. An anemic employment climate in several of the sub-markets where the Trust's apartment properties are located has also diminished the supply of potential apartment residents.


     The 2,136 apartment units in the Trust's portfolio account for over 90% of the Trust's total revenue from real estate operations. All of the Trust's residential properties are managed under agreements with independent property management firms. During 2003 the Trust changed management firms for most of its apartment properties. Initially, certain issues related to the transition process contributed to a decline in net operating income, but management believes that most of those issues have been resolved. Although the underlying economic forces adverse to apartment operations have not yet abated, the overall apartment occupancy rate, which reached a low of 84% in July, improved to 86% at September 30 and to 89% at December 31, 2003.


     Management believes that forward-looking statements contained herein are reasonable and informative; however, the Trust's actual results could differ materially from those set forth in such forward-looking statements for reasons management cannot predict. Factors that might cause such a difference include, among others, the following: dependence on the performance of key personnel and independent property management firms; risks associated with the high level of competition in the Trust's markets; changes in mortgage interest rates; and, the unpredictability of economic and regulatory conditions.


     The Trust has approximately 2,700 record holders of 1,781,276 shares of beneficial interest outstanding. The Trust's shares are listed on the NASDAQ SmallCap Market under the symbol CRLTS.


Indianapolis, IN, February 3, 2004